MILASTAR CORPORATION
                  7317 WEST LAKE STREET
              MINNEAPOLIS, MINNESOTA 55426






NOTICE OF ELECTION OF DIRECTORS




To the Stockholders of MILASTAR CORPORATION:

    Notice is hereby given that, in lieu of an annual meeting of the stockholders of Milastar Corporation (the "Company"), J. Russell Duncan, Chairman of the Board and a director of the Company, and Mimi G. Duncan, Mr. Duncan's wife, the record owners of approximately 56.1 percent of the outstanding Class A Common Stock of the Company, which represents approximately 62.4 percent of the total combined voting power of the Company, have executed a written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, approving the election of L. Michael McGurk and Robert G. Duncan to the Board of Directors of the Company, to serve for a three year until the annual meeting of stockholders of the Company to be held in 2005 or until their successors shall have been duly elected and qualified.

    The foregoing consent was executed on July 5, 2002, but provides that it shall not become effective until the twentieth (20th) day after the date this Information Statement is first mailed by the Company to its stockholders of record on July 5, 2002, the record date fixed by the Board of Directors for the determination of stockholders entitled to receive notice of the taking of such action.

    By order of the Board of Directors,


    LANCE H. DUNCAN
    Secretary

August 5, 2002


                  MILASTAR CORPORATION
                  7317 WEST LAKE STREET
              MINNEAPOLIS, MINNESOTA 55426



                  INFORMATION STATEMENT




NOTIFICATION OF ACTION TAKEN BY THE WRITTEN CONSENT OF THE HOLDERS
OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY ACCOMPANIES THIS INFORMATION STATEMENT





      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
            REQUESTED NOT TO SEND US A PROXY




                         GENERAL

    This Information Statement has been prepared and is being distributed to the stockholders of Milastar Corporation, a Delaware corporation (the "Company"), on or about August 5, 2002, by the management of the Company pursuant to the authority of its Board of Directors. The Board of Directors has fixed July 5, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of action taken by the written consent of J. Russell Duncan, Chairman of the Board and a director of the Company, and Mimi G. Duncan, Mr. Duncan's wife, together the beneficial and record owners of 62.4% of the Company's total combined voting power, approving the matter described in the notice accompanying this Information Statement. As of the Record Date, the Company had outstanding 2,723,264, shares of Class A Common Stock ("Class A Stock"), the holders of which are entitled to one vote per share. The Written Consent provides that it shall not become effective until the twentieth day after the date on which this Information Statement was first mailed to stockholders of the Company. The Class A Stock is the only class of the Company's authorized securities. There is no right of cumulative voting.

    Copies of the Company's Annual Report for the fiscal year ended April 30, 2002 are enclosed herewith but are not considered part of the Information Statement material. The Annual Report describes the financial condition of the Company as of April 30, 2002.

    All costs incurred in connection with the preparation and mailing of this Information Statement and the accompanying notice to stockholders will be borne by the Company.







                 PRINCIPAL STOCKHOLDERS

    The table below sets forth the shares beneficially owned by the officers and directors of the Company and the persons who, to the knowledge of the Company, owned beneficially 5% or more of the outstanding shares of Common Stock on the Record Date:


                                   Number of                          Percent
                                   Shares of                          of Total
                                 Common Stock     Name of   Percent   Combined
Name and Address                 Beneficially    Class of      of      Voting
of Beneficial Owner                 Owned         Stock      Series    Power

J. Russell Duncan. . . . . . . .  1,484,314 (1)   Class A     40.2%     47.0%
No. 9 Via Parigi                                Common Stock
Palm Beach, Florida 33480

Mimi G. Duncan . . . . . . . . .    587,032 (2)   Class A     15.9%     15.4%
No. 9 Via Parigi                                Common Stock
Palm Beach, Florida 33480

L. Michael McGurk. . . . . . . .    163,379 (3)   Class A      4.4%       .0%
6646 Harbor Drive N.W.                          Common Stock
Canton, Ohio 44718

Dennis J. Stevermer. . . . . . .    137,000 (4)   Class A      3.7%       .3%
7317 W. Lake Street                             Common Stock
St. Louis Park, Minnesota 55426

Lance H. Duncan. . . . . . . . .    114,166 (5)   Class A      3.1%       .2%
No. 9 Via Parigi                                Common Stock
Palm Beach, Florida 33480

Robert G. Duncan . . . . . . . .     25,000 (5)   Class A       .7%       .0%
78 Wrenden Avenue                               Common Stock
Fairfax, California  94930

All executive officers and
directors as a group . . . . . .  2,510,891       Class A      68.0%    62.9%
(6 persons)                                     Common Stock


(1) Includes 198,333 shares of Class A Stock issuable upon exercise of outstanding options. The amounts shown in the foregoing table do not include 587,032 shares of Class A Stock, including 166,666 shares of Class A Stock issuable upon the exercise of outstanding options, owned beneficially and of record by Mimi G. Duncan, Mr. Duncan's wife, or shares of Class A Stock owned by other members of his immediate family, as to all of which he disclaims beneficial ownership.

(2) Includes 166,666 shares of Class A Stock issuable upon exercise of outstanding options. The amounts shown in the foregoing table do not include 1,484,314 shares of Class A Stock including 198,333 shares of Class A Stock issuable upon exercise of outstanding options, owned beneficially and of record by J. Russell Duncan, Mrs. Duncan's husband, or shares of Class A Stock owned by other members of her immediate family, as to all of which she disclaims beneficial ownership.

(3) Includes 163,333 shares of Class A Stock issuable upon exercise of options (see "Certain Transactions-Stock Options").

(4) Includes 130,000 shares of Class A Stock issuable upon exercise of options.

(5) Includes 107,500 shares for Lance H. Duncan and 25,000 shares for Robert G. Duncan of Class A Stock issuable upon exercise of options (see "Certain Transactions-Stock Options"). Does not include 1,484,314 and 587,032 shares (including 198,333 and 166,666 shares of Class A Stock issuable upon exercise of outstanding options) of Class A Stock owned beneficially and of record by their parents, J. Russell and Mimi
    G. Duncan, respectively, or shares of Class A Stock owned by other members of their immediate family, as to all of which they disclaim any beneficial interest.


                 ELECTION OF DIRECTORS

    The number of directors of the Company is currently fixed at five, each of whom serves a term of three years as a member of one of the Company's three classes of directors. By virtue of action taken by written consent executed pursuant to Section 228 of the Delaware General Corporation Law on July 5, 2002 (the "Written Consent"), J. Russell Duncan, Chairman of the Board and a director of the Company, and Mimi G. Duncan, Mr. Duncan's wife, together the record owners of 1,706,347 shares of Class A Stock, which represents approximately 56.1% of the Company's issued and outstanding Class A Stock as of the Record Date and 62.4% of the total combined voting power of the Company, as of the Record Date, have elected L. Michael McGurk and Robert G. Duncan to the Board of Directors of the Company, to serve for a three year until the annual meeting of stockholders of the Company to be held in 2005 or until their successors shall have been duly elected and qualified. The Written Consent provides that it shall not become effective, and the term of office of the directors elected thereby shall not commence, until the twentieth day after the date on which this Information Statement was first mailed to stockholders of the Company.

    The terms of office of the remaining directors expire as indicated in the following table, and such directors or their successors will be elected either by written consent or at the annual meetings of stockholders of the Company to be held in
2003.   J. Russell Duncan, Chairman of the Board and a director
of the Company, is the husband of Mimi G. Duncan a director of the Company. J. Russell Duncan and Mimi G. Duncan are the parents of Lance H. Duncan, Secretary and a director of the Company and Robert G. Duncan a director of the Company. With the foregoing exceptions, no family relationship exists among the directors and the executive officers of the Company.


Name, Position with the Company                Term to Expire    Year in Which
and Principal Occupation                         at Annual       Service as a
during Last Five Years(1)                Age     Meeting In     Director Began

NOMINEE:

L. Michael McGurk. . . . . . . . .       51        2005               1988
President and Chief Operating
Officer.

Robert G. Duncan . . . . . . . . .       49        2005               2000
President of Duncan-Channon
Advertising.


PRESENT DIRECTORS:

J. Russell Duncan. . . . . . . . .       85        2004               1969
Chairman of the Board of the
Company;  Chairman of the
Board of Sound Techniques, Inc.
until December 2001.

Lance H. Duncan. . . . . . . . . .       46        2003               1983
Secretary; President and Chief
Operating Officer of Sound
Techniques, Inc. until December 2001.

Mimi G. Duncan . . . . . . . . . .       80        2003               2000
Private Investor.

(1) None of the Company's directors are directors of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act, nor are they directors of issuers registered as investment companies under the Investment Company Act of 1940.



                 EXECUTIVE COMPENSATION

Stock Option Plan

    On August 2, 1991, the Company's stockholders approved the Milastar Corporation Stock Option Plan (the "Option Plan"), providing for the granting of incentive stock options ("Incentive Options") and nonstatutory stock options ("Nonstatutory Options") to purchase up to an original aggregate amount of 200,000 shares of Class A Stock to directors, key employees and key consultants of the Company and its corporate subsidiaries. On February 28, 1996 and April 28, 2000, the Board of Directors amended the Option Plan to provide for the granting of Incentive and Nonstatutory Options to purchase an additional 600,000 shares bringing the total aggregate amount of options available to grant to 800,000. The Option Plan terminates on March 3, 2006, unless sooner terminated by the Board of Directors. The following description of the terms of the Option Plan is qualified in its entirety by reference to the Option Plan which governs in the event of any conflict.

    Nonstatutory Options granted pursuant to the Option
Plan have a per share exercise price of not less than 85% of the "fair market value" of a share of Class A Stock on the effective date of grant. Incentive Options granted pursuant to the Option Plan have a per share exercise price of not less than 100% of the "fair market value" of a share of Class A stock on the effective date of grant. However, if a participant owns (including constructive ownership pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")), more than 10% of the total combined voting power of all classes of outstanding shares of stock of the Company, then an Incentive Option granted under the Option Plan to such participant shall be at least 110% of the "fair market value" of the shares of Class A Stock on the date of grant and such Incentive Option shall terminate and become non-exercisable upon the expiration of five years from the date of grant. Subject to the foregoing, the option price is determined by the Committee and is required to be approved by the Board of Directors. The market value of the Class A Stock at July 5, 2002 was $0.43 per share. All options granted under the Option Plan are exercisable by the holders thereof, in such installments and during such periods as may be fixed by the Committee at the time of grant; provided, however, that all such options generally expire ten years from the date of grant thereof, except that such term may be reduced in the event of termination of an option holder's death, disability, retirement or other termination of employment.

    Options granted pursuant to the Option Plan may not be sold, pledged, assigned, hypothecated or transferred, except by will, then applicable laws of descent or distribution, or pursuant to a qualified domestic relations order.

    The table set forth below shows, as of July 31, 2002, the number of options granted pursuant to the Option Plan, the number of options granted to all executive officers as a group and the number of options granted to all employees as a group. As of such date, none of such options have been exercised nor were there any options exercised in the current fiscal year.


                                    Options      Date         Exercise Price
Name                                Granted     Granted         Per Share

J. Russell Duncan                   198,333      7/1/02           1.11    (1)
Mimi G. Duncan                      166,666      7/1/02           1.11    (1)
L. Michael McGurk                    48,333      7/1/02           0.68    (2)
                                     15,000      3/1/01           0.56    (2)
Dennis J. Stevermer                 100,000     4/28/00           0.44    (2)
                                     30,000      7/1/97           0.56    (2)
Robert G. Duncan                     25,000     4/28/00           0.44    (2)
Lance H. Duncan                       7,500      7/1/02           0.68    (2)

All executive officers and          590,832
directors as a group (6 persons)

All employees as a group            556,666


(1) Exercise price per share of each Incentive Option is 110% of the "fair market value" per share on grant date.


(2) Exercise price per share of each Incentive Option is 100% of the "fair market value" per share on grant date.


See "Certain Transactions Stock Options" for information concerning options heretofore granted to directors of the Company.





Compensation Tables

Summary Compensation Table

    The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and other executive officers with compensation in excess of $100,000 in each of the last three fiscal years:

                       Summary Compensation Table

                                                                    Long-Term
                                              Annual              Compensation
                                            Compensation             Awards


Name and Principal Position     Fiscal                             Securities
                                 Year                              Underlying
                                Ended    Salary    Bonus (1)       Options (#)

J. Russell Duncan               2002   $120,000
Chairman of the Board           2001   $120,000   $25,000
and CEO                         2000   $105,000

L. Michael McGurk               2002    $95,000   $40,000
President and Chief             2001    $95,000   $45,000            15,000
Operating Officer               2000    $95,000   $10,000           100,000

(1)     Reflects bonuses earned during the fiscal year.


    The compensation of non-employee directors consists of a fee of $1,000 for each board meeting attended.


Aggregate Option Exercises and Fiscal Year-End Option Value Table

    The following table sets forth the information concerning each exercise of stock options during the fiscal year ended April 30, 2002, by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of April 30, 2002.


            Aggregate Option Exercises in Last Fiscal Year
                 and Fiscal Year-End Option Values

                                                Number of
                                                Securities       Value of
                                                Underlying       Unexercised
                                                Unexercised      In-the-Money
                                                Options at       Options at
                         Shares                 FY-End (#)       FY-End ($)
                      Acquired on    Value      Exercisable/     Exercisable/
Name                  Exercise(#)  Realized($)  Unexercisable    Unexercisable


J. Russell Duncan          0           0          0/0                  0/0

L. Michael McGurk          0           0         115,000/0             0/0


Employment Contracts

    Mr. L. Michael McGurk, President and Chief Operating Officer of the Company, has an employment agreement with the Company, dated April 30, 1997, providing for a minimum annual base salary of $95,000. The stated expiration date is April 30, 2007 unless renewed in writing.



           INFORMATION CONCERNING THE BOARD
         OF DIRECTORS AND THE AUDIT COMMITTEE

    The Audit Committee is one of the committees created by the Board of Directors. The current members of the Audit Committee are J. Russell Duncan and L. Michael McGurk. The functions of the Audit Committee include reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of audit engagements, approving or ratifying each professional service provided by independent auditors, considering the range of audit and non-audit fees, and reviewing the scope and result of the Company's procedures for internal auditing and the adequacy of internal controls (see "Auditors").

    During fiscal 2002, the Board of Directors held two meetings, while the Audit Committee did not meet.




CERTAIN TRANSACTIONS

    In accordance with the terms of an Executive Employment Agreement dated as of April 12, 1989, between the Company and L. Michael McGurk, the then Vice President and Secretary of the Company, and a Stock Option Agreement dated as of April 12, 1989, between the Company and Lance H. Duncan, the then President of the Company, the Company granted each of Messrs. McGurk and Duncan options to purchase 100,000 shares of the Company's Class A Stock at $1.125 per share, the average of the closing "bid" and "ask" quotations for a share of the Company's Class A Stock on the date of grant. The unexercised options granted to Messrs. McGurk and Duncan expired on April 12, 2000. On April 26, 2000 the board of directors elected to extend Messrs. McGurk's and Duncan's options to April 12, 2010 at a price of $0.4375 per share.

    See "Executive Compensation - Stock Option Plan" for options granted to directors and officers pursuant to the Option Plan.





                  PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the total cumulative total return on the Standards & Poors (S & P) Manufacturing (Diversified) Index and the NASDAQ U.S. Composite Index. The comparison assumes that $100 was invested in the Company's Class A Stock and each of the two indices on April 30, 1997 and that all dividends were reinvested.



                                      1997   1998   1999   2000   2001   2002

Milastar Corporation. . . . . . .     $100   $200    $78    $78   $120   $120

S & P Manufacturing
 (Diversified) Index. . . . . . .     $100   $124   $151   $161   $177   $149

NASDAQ U.S. Composite Index . . .     $100   $149   $205   $310   $170   $136


                        AUDITORS

    KPMG Peat Marwick served as the Company's independent auditors for the fiscal year ended April 30, 2002 and it is the Board of Directors' present intention to reappoint such accounting firm as auditors for the fiscal year ending April 30, 2003.


                SHAREHOLDER PROPOSALS

    Under the rules promulgated by the Securities and Exchange Commission, holders of Common Stock who desire to submit proposals for inclusion in the Proxy Statement of the Board of Directors to be utilized in connection with the 2003 Annual Meeting of Stockholders, or any Information Statement submitted in lieu thereof, as the case may be, must submit such proposals to the Secretary of the Company no later than March 21, 2003.

    By Order of the Board of Directors,


    LANCE H. DUNCAN
              Secretary
August 5, 2002